Exhibit 99.1

CONSTELLATION BRANDS ANNOUNCES RETIREMENT OF ROB SANDS
FROM ROLE AS CHAIR OF THE COMPANY’S BOARD OF DIRECTORS

VICTOR, N.Y., July 6, 2023 - Constellation Brands, Inc. (NYSE: STZ), a leading beverage alcohol company, today announced that Rob Sands will retire from his role as Chair of Constellation’s Board of Directors and will not stand for re-election as Board Chair following the company’s Annual Meeting of Stockholders on July 18, 2023. Sands will continue in his capacity as a Board member for the company.

“I’ve had the distinct privilege of serving as Board Chair and Chief Executive Officer at Constellation for more than 16 years, and in that time the company has realized tremendous success,” said Constellation Brands Board Chair Rob Sands. “Given the continued strong performance of our business and following Constellation’s recent transition from a dual class to a single class common stock structure, I believe the time is right to transition leadership of our Board. I look forward to working with our new Board Chair and my fellow Constellation Board members as we look to further build on the company’s legacy of success.”

Sands has served as Constellation’s Board Chair since 2019 and served as the company’s Chief Executive Officer from 2007 to 2019. Under Sands’ leadership as Chief Executive Officer and Board Chair, the company has achieved significant growth becoming the leading beer supplier in the high-end of the U.S. beer market, increasing net sales by more than 80 percent, and becoming one of the fastest growing consumer packaged goods companies over the past decade.

Constellation’s Board has engaged in a process to identify a new Board Chair and will provide an update following the company’s Annual Meeting of Stockholders on July 18, 2023.

“On behalf of my fellow Constellation Board members, I want to thank Rob for his leadership as Board Chair and during his more than three decades with the company,” said Constellation Brands President and Chief Executive Officer Bill Newlands. “We look forward to Rob’s continued contributions as a Board member as we chart the next phase of profitable growth for our company in a rapidly evolving and dynamic marketplace.”

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver more for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Every day, people reach for our high-end, iconic imported beer brands such as those in the Corona brand family like the flagship Corona Extra, Modelo Especial and the flavorful lineup of Modelo Cheladas, Pacifico, and Victoria; our fine wine and craft spirits brands including The Prisoner Wine Company, Robert Mondavi Winery, Casa Noble Tequila, and High West Whiskey; and our premium wine brands such as Kim Crawford and Meiomi.

As an agriculture-based company, we have a long history of operating sustainably and responsibly. Our ESG strategy is embedded into our business and our work focuses on serving as good stewards of the environment, enhancing social equity within our industry and communities, and promoting responsible beverage alcohol consumption. These commitments ground our aspirations beyond driving the bottom line as we work to create a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on Twitter, Instagram, and LinkedIn.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future prospects, plans, and objectives of management and Constellation’s Board of Directors, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such results will in fact occur. All forward-looking statements speak only as of the date of this press release and Constellation does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including the accuracy of all projections and other factors and uncertainties disclosed from time-to-time in Constellation Brands’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2023 and its Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2023, which could cause actual future performance to differ from current expectations.

MEDIA CONTACTS			INVESTOR RELATIONS CONTACTS
Amy Martin	585-678-7141	amy.martin@cbrands.com	Joseph Suarez	773-551-4397	joseph.suarez@cbrands.com